Exhibit10.3

JOINT WORKING AGREEMENT

THIS JOINT WORKING AGREEMENT (this "Agreement") is made and entered into as of this 1st day of October, 2013, by and among Blaze Energy Corp., a Delaware corporation (“Blaze Energy”), at 3350 Americana Terrace, Suite 200, Boise Idaho 83706, and Blaze Logistics, LLC, a South Carolina limited liability company (“Blaze Logistics”), at 520 Folly Road, Suite 285, Charleston, SC 29412.  All herein shall collectively be referred to as the “Parties”.

W I T N E S S E T H:

WHEREAS, Blaze Energy is a publicly-held corporation, currently trading on the OTC Markets, with the symbol “BLZE, and Blaze Logistics is a privately-held company, in the business of managing and operating coal related businesses and assets; and

WHEREAS, the Parties agree that each has unique and proprietary relationships that, on a transaction-by-transaction basis, is in their best interests to jointly operate in conjunction with one another; and

WHEREAS, the Parties are now desirous of forming a joint working agreement (this “JWA”), for the purposes set forth herein, and defining between themselves, their respective responsibilities, interests, and liabilities in connection with the performance of the business contemplated by this JWA; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties intending to be legally bound, hereby do covenant, agree and certify as follows:

ARTICLE I   GENERAL PROVISIONS

1.01 Business Purpose. The sole and exclusive business of this JWA shall be as follows:

To obtain the right to operate that certain coal reclamation facility in Gary, West Virginia, otherwise known as GreenFields Coal Company (“GreenFields”), for the purpose of the purchase and sale of coal domestically and abroad (the “Business”), which Blaze Energy has the right to operate pursuant to an agreement with the owners thereof (the “Greenfields Agreement”).

1.02   Term of the Agreement. This Agreement shall commence on the date first above written and shall continue in existence as long as the Greenfields Agreements is in force.

1.03   The Parties.  Each Party warrants and represents that it is validly formed and in good standing in its state of incorporation.  True and correct copies of the By-Laws, Articles of Incorporation, Articles of Organization, or Operating Agreements, together with all exhibits and amendments thereto, if any, shall be made available upon request of any of the Parties. The Parties further warrant and represent that no other parties or persons (real or corporate) have any right and/or interests, direct or indirect, which could or would affect the validity and finality of this Agreement.

1.04 Capital Contribution(s).   There shall be no capital contributions to this JWA that the Parties should be required to make.

1.05 Legal Status.  This JWA shall in no way be considered an entity for taxation purposes, each Party is acting independently of one another, and nothing contained herein shall otherwise make either party a partner or co-venturer of the other.

ARTICLE II    OBLIGATIONS OF THE PARTIES

2.01 Blaze Energy will be responsible for (a) obtaining the rights to operate the Business, whether through acquisition, merger, or similar business transaction, including any governmental licenses, consents or other qualifications, sufficient to effectuate the Business contemplated by this Agreement; (b) securing all contracts for the purchase and sale of coal from the GreenFields facility; and (c) providing any such corporate guarantees, financial or otherwise, as may be necessary in furtherance of the Business contemplated by this Agreement (the “Contractual Obligations”), subject to its right to reimbursement from Blaze Logistics for any amounts paid thereunder to the extent the guarantee is of an amount that Blaze Logistics is required to pay pursuant to Section 2.02.

2.02 Blaze Logistics will be responsible for (a) providing any equipment or assets, through lease, purchase or otherwise, as may be required to operate the Business to the extent such equipment is not already in place at the Business, and (b) providing all capital and any such financing as may be required to sufficiently capitalize the Business, subject to any guarantees by Blaze Energy, as provided for herein (the “Management Obligations”).  Blaze Logistics shall conduct all Management Obligations in its own name, including banking, financing, and any assets acquired in connection with the Business.

2.04 The Parties agree that the Business shall bear the cost of its on-site personnel and local management, accounting and administrative personnel (“Local Personnel”).  Both Blaze Energy and Blaze Logistics shall bear the cost of their own officers and employees who supervise and manage the Local Personnel, except that they shall be entitled to reimbursement from the Business of any out-of-pocket travel and entertainment expenses that they incur in the course of managing and supervising the Business.

2.03 All monetary amounts provided by Blaze Logistics in fulfillment of its Monetary Obligations shall be considered a loan to Blaze Energy (the “Logistics Loan”), which shall bear interest at 12% per annum, be convertible into Blaze Energy common stock at the average of the closing price of the common stock for the ten business days prior to the conversion, shall be convertible into common stock only at the option of Blaze Energy, and shall be repayable only from the Royalty.

ARTICLE III   ALLOCATIONS

3.01   Commencing on the date hereof and ending on the termination of the Business, Blaze Logistics shall receive a royalty from the Business equal to (i) Five Dollars ($5.00) per ton on all processed “Coarse” coal at the Greenfields facility, and (ii) Two Dollars ($2.00) per ton on all processed or unprocessed “Fine” coal at the Greenfields facility (the “Royalty”).  Payments of the Royalty shall be applied first to interest due under the Logistics Loan, and second to principal due under the Logistics Loan. After the Logistics Loan has been paid in full, Blaze Energy shall continue to receive the Royalty.  The Royalty shall be Blaze Logistics’ sole compensation for the capital and services it provides hereunder.

3.02

Blaze Energy shall be entitled to all profits generated from the Business, subject to its obligation to pay the Royalty to Blaze Logistics.

ARTICLE IV RIGHTS AND DUTIES

4.01 Business of the JWA.  In furtherance of Article II hereinabove, Richard Tuorto, as duly appointed nominee of Blaze Logistics, and A. Leon Blaser, as duly appointed nominee of Blaze Energy, shall jointly, and yet only with unanimity, have full, exclusive and complete authority and discretion in the management and control of the Business for the purposes herein stated and shall make all decisions affecting the Business.  Notwithstanding the foregoing, no authority shall exist to constitute the act of, and serve to contractually bind the prospective Business, without the express written consent of the other Party.  Messrs. Tuorto and Blaser shall manage and control the affairs of the Business to the best of their abilities and shall use their best efforts to carry out its business.

4.02 Assignment.  Neither party may assign this Agreement, in whole or in part, without first obtaining the prior written consent of all Parties, unless such assignment is to an entity owned or controlled by the Party seeking assignment.

ARTICLE V   AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES

5.01 Validity of Transactions.  “Affiliates”, as defined below, of the Parties to this Agreement may be engaged to perform services for the Business. The validity of any transaction, agreement or payment involving the Business and any Affiliates of the Parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment. For purposes of this Agreement, an Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

5.02 Other Business of the Parties to this Agreement. The Parties to this Agreement and their respective Affiliates may have interests in businesses other than the Business. This Agreement shall not entitle either Party to the income or proceeds derived from such other business interests and, even if they are competitive with the Business, such business interests shall not be deemed wrongful or improper.

ARTICLE VI   PAYMENT OF EXPENSES

All reasonable and necessary expenses of this Agreement shall be paid by each respective Party.

ARTICLE VII   INDEMNIFICATION

The Parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Business and such course of conduct did not constitute negligence or misconduct. The Parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Business.

ARTICLE VIII   [INTENTIONALLY OMITTED]

ARTICLE IX    MISCELLANEOUS PROVISIONS

9.01 Books and Records.   Each Party shall keep books and records at its place of business, ensuring each Party having originals of any executed binding documents relating to their duties and obligations hereunder, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of this Agreement.  All Parties hereto will receive timely copies (or originals) of documents in the other’s custody and can inspect either’s books and records to the limited extent of the business of this Agreement at any time.

9.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

9.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the Parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the Parties other than those set forth herein provided for.

9.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

9.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

9.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the state of Idaho.

9.07 Taxes.   Each respective Party shall be responsible file all federal, state, county, local and foreign income, franchise, gross receipts, excise, real property, personal property, sales, use, value added and any and all other kinds of tax returns or reports required to have been filed on or prior thereto.

9.08 Other Instruments.   The Parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

9.09 Notices.  Any and all notices, demands or requests permitted or required to be made under this Agreement shall be in writing and shall be (a) sent by registered, certified, or express United States mail, postage prepaid, (b) sent by Federal Express or any similar service requiring a receipt, or (c) hand delivered to the other Party at the addresses or numbers, as set forth below, or to such other Party or such other address or number within the continental United States as may have theretofore been designated in writing.  The date of receipt or delivery of such notice, election or demand or request shall be the date of actual receipt of same.  For the purposes of this Agreement, the following addresses shall be followed for the giving of notice:

9.10 Binding Effect.   This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

9.11 Litigation.   In the event litigation is required by either Party to enforce the terms of this Agreement, the prevailing Party of such action shall, in addition to all other relief granted or awarded by the court, be entitled to judgment for reasonable attorneys’ fees incurred by reason of such action and all costs of suit and those incurred in preparation thereof at both the trial, appellate and post-judgment collection levels and proceedings.  This provision shall survive Closing or any termination of this Agreement.

9.12 Time.  The Parties hereto agree that time is of the essence with respect to this Agreement and the performance of each and every obligation contained herein.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the day and year first above written.

BLAZE ENERGY CORP.

a Delaware Corporation

By:_____________________________

A.

Leon Blaser

     President & CEO

BLAZE LOGISTICS, LLC,

a South Carolina limited liability company

By:____________________________

     Richard D, Tuorto

     President & CEO